                                 LOAN AGREEMENT

              THIS AGREEMENT is made and entered into by and between CROWN ASPHALT PRODUCTS COMPANY, a Utah corporation (hereinafter called "BORROWER") and COMMUNITY FIRST NATIONAL BANK, a national banking association (hereinafter called "LENDER") and CROWN ENERGY CORPORATION, a Utah corporation, (hereinafter called the "GUARANTOR").

              WHEREAS the Borrower has requested the Lender to make available to the Borrower a secured term loan of $1,800,000.00, which the Borrower will use to purchase certain equipment and property from S & L Industrial, a Wyoming corporation, and the Lender is willing to extend such credit upon the terms and conditions of this Loan Agreement.

              NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter contained, the Lender and Borrower agree as follows:

              1. THE LOAN. Upon and subject to the terms and conditions of this Loan Agreement, the Lender will make a term loan (the "LOAN") to the Borrower in the amount of $1,800,000.00, which loan shall bear interest at the rate of Prime, as published in the Wall Street Journal, plus 1% per annum, adjusted monthly and paid by the Borrower pursuant to the terms of a Promissory Note (the "NOTE") dated of even date herewith from the Borrower to the Lender, which Note, by this reference, is incorporated herein and made a part hereof. For purposes of this agreement, including all other agreements executed in connection herewith or which refer to this agreement, the term "Indebtedness" shall mean the principal balance of the Loan, together with interest, late fees, costs, attorney's fees and all other sums assessable and due under the terms of this agreement, including the Note and the Collateral Documents.

              2. LOAN FEES. The Borrower agrees to pay the following fees in connection with this loan:

       a) Any loan origination or guarantee fees as are provided for in the letter of commitment.

       b) All costs incurred by Lender in connection with the chosing of the Loan, including but not limited to title insurance premiums, filing fees, recording fees, Lender's legal fees and other costs incurred by Lender.

              3. COLLATERAL. The repayment of the Loan and all extensions and renewals thereof, and the performance of all obligations of Borrower hereunder, including the obligations under the Promissory Note, shall be secured by the following:

       a) A first lien on the asphalt terminal, blending and emulsion facility including all buildings, storage tanks and improvements referred to above, to be more fully described in a security agreement (the "SECURITY AGREEMENT") from Borrower to Lender perfected by a U.C.C.- 1 Financing Statement and Fixture Filing to be filed with the public officials deemed necessary by Lender. Although Borrower will be leasing the land on which said collateral will be located, the lease shall provide that such collateral does not become the property of the landlord when it is placed on the land, and it may be removed therefrom by Borrower, or by Lender upon a loan default.

       b) A lien, evidenced by a blanket security agreement (also know as the "SECURITY AGREEMENT") on all furniture, supplies, inventory, equipment, machinery, fixtures, accounts, accounts receivable, contract rights, instruments, documents, chattel paper, chases in action, intellectual property and general intangibles presently or hereafter owned by Borrower, and perfected by a blanket U.C.C.- 1 Financing Statement to be filed with the public officials deemed necessary by Lender. The lien shall be a first lien with respect to all such property other than the accounts receivable and the inventory. With respect to the accounts receivable and the inventory, the lien shall be second only to a revolving line of credit in the sum not to exceed $3,000,000 (the "Line Limit"). The Borrower shall give the Lender written notice each quarter identifying the lender on the line of credit and stating the average balance of the line of credit over that quarter. If the lender on the line of credit changes, the Borrower shall give the prior written notice of such change. The level of borrowing against the accounts receivable and the inventory shall not be greater than the Line Limit without the prior written consent of the Lender, which consent will not be unreasonably withheld.

       c) An assignment (the "LEASE ASSIGNMENT") of all of Borrower's right, title and interest in and to the lease between the Union Pacific Railroad Company (or related entity) as Lessor, and the Borrower, as Lessee, (hereafter the "U.P. LEASE") covering the land (the "REAL PROPERTY") where the Borrower's emulsion plant is located, as more fully described in the Assignment.

              The Security Agreements and Lease Assignment shall collectively be known as the "COLLATERAL DOCUMENTS." The property secured by or otherwise subject to the Collateral Documents shall be collectively known as the "COLLATERAL".


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                                 LOAN AGREEMENT

       All loans from the lender to the Borrower, now or hereafter shall be, and hereby are agreed to be, cross-collateralized, whereby all of the Collateral shall secure all of the Borrower's obligations to Lender under each and all loans, and all future advanced thereunder, as well as any renewals, modifications or substitutions of all loans made by Lender to Borrower.

              4. GUARANTY. As an inducement to Lender to enter this agreement on the terms and conditions set forth herein, and for good and valuable consideration, which consideration includes benefits accruing to the Guarantor as a result of this agreement between Lender and Borrower, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned guarantor (hereinafter called the "GUARANTOR"), will unconditionally, jointly and severally guarantee to Lender that Borrower will fully and promptly and faithfully perform, pay and discharge all its present and future obligations and covenants under this agreement including, without limitation, the Note and the Collateral Documents according to the terms of a separate Guaranty agreement to be executed and delivered by the Guarantor to the Lender.

              5. EVENTS OF DEFAULT. Time shall be considered of the essence concerning this agreement, including the Note and the Collateral Documents and all of their provisions, and the occurrence of any one or more of the following shall constitute an "EVENT OF DEFAULT":

       a) If any payment due or to be made under the terms of this Loan Agreement, or the Note or any Collateral Document is not paid within 10 days of the date such payment is due;

       b) There shall exist a default for a period of more than 30 days in the performance or observance of any other obligation, covenant, or liability contained in this Loan Agreement, the Note, or any of the Collateral Documents;

       c) The Guarantor shall fail to carry out any of the terms or conditions of its guarantee.

       d) Any action is taken by any governmental entity which materially and adversely affects the Borrower's business.

       e) Any warranty or representation made or furnished to Lender by or on behalf of Borrower proves to have been false in any material respect when made or furnished.

       f) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any other law for the relief of debtors shall be instituted by or against Borrower


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                                 LOAN AGREEMENT

              (except for an involuntary petition against Borrower, which shall not constitute an Event of Default if such petition is vacated or dismissed within 30 days after filing thereof), or any order, judgment or decree shall be entered against Borrower decreeing its dissolution.

       g) Dissolution or termination of the existence of Borrower or Guarantor as corporations.

       h) The Lender reasonably and in good faith deems itself to be insecure, or determines that the prospect of payment, performance, or observance of any of the obligations, indebtedness, or liabilities of the Borrower to it is materially impaired.

              6. REMEDIES. Upon an Event of Default, Lender may, at its option, exercise any one or more of the following remedies.

       a) Accelerate the remaining balance of the indebtedness due under this agreement, including the Note, and demand immediate payment of the same, together with all accrued interest, late charges, and other amounts recoverable by Lender under this agreement.

       b)     Exercise any and every right and remedy under the Collateral
              Documents.

       c) Exercise any and all other rights or remedies allowed at law or in equity.

              7. BORROWER'S COVENANTS. In order to induce Lender to enter into this loan agreement, and to make the loan set forth herein, borrower and Guarantor represent and warrant to Lender, and covenant and agree with Lender for so long as any obligation or indebtedness owed to Lender hereunder remains unpaid, as follows:

       a) ENTITY EXISTENCE AND STANDING OF BORROWER. Borrower is and shall remain a limited liability company duly formed, validly existing, and in good standing under the law of the State of Wyoming, with all requisite authority to conduct its business in any other state in which it conducts business. The Borrower shall not be dissolved as provided under the terms of the Wyoming statutes governing the creation and existence of limited liability companies.

       b) CORPORATE EXISTENCE AND STANDING OF GUARANTOR. The Guarantor shall remain a corporation duly formed, validly existing, and in good standing under the law of the state of its creation, with all requisite

                         ------------------------------
                                 LOAN AGREEMENT
                                     PAGE 4
              authority to conduct its business in any other state in which it conducts business.

       c) COMPLIANCE WITH LAWS. The Borrower and the Guarantor will promptly comply with all laws, rules, regulations, ordinances, codes, decrees, and orders applicable to the operation of its business.

       d) U.P. LEASE. The Borrower shall keep the U.P. Lease in existence and out of default, and such lease shall not be amended, modified or terminated without the prior written consent to the Lender.

       e) OTHER LIEN. There are no other liens, security interests, or mortgages against any of the property given as Collateral other than as disclosed in this agreement.

       f) FINANCIAL STATEMENTS. Any financial statements and other financial information provided to Lender in connection with this loan, or hereinafter provided to Lender is and will be true and accurate in all material respects and fairly represent the financial condition of the party providing such financial information, all in accordance with generally accepted accounting principles applied on a consistent basis.

       g) LEGAL PROCEEDINGS. There is and shall be no pending or threatened action or proceeding affecting either Borrower or the Guarantor(s) which may have any material adverse effect upon the financial condition or operation of Borrower or the Guarantor(s).

       h) TITLE. Except to the extent the paragraph 2.6 of the Security Agreement makes allowance for the Borrower to contest liens against the Collateral, the Borrower has and will maintain good title to the all Collateral pledged to secure this loan free and clear of all liens, encumbrances, and security interests except as disclosed in the Collateral Documents. Borrower will defend and indemnify the Lender against claims, judgments, costs, and expenses and attorney's fees resulting from a breach of this warranty.

       i) TAXES. Borrower has filed and paid, and will continue to file and pay or provide evidence to Lender of an extension), all state and federal taxes, including, without limitation, all state sales taxes as well as federal form 1120, 940 and 941 returns and related taxes.

       j) OWNERSHIP TRANSFERS AND DISTRIBUTION. Borrower will not issue any additional stock, and the Guarantor will not assign or transfer any of its stock in the Borrower without the prior written notice to the Lender. The Guarantor shall own not less than 60% of the Borrower at


                         ------------------------------
                                 LOAN AGREEMENT
              all times, and the Lender may require any person or company owning more than a 10% interest in the Borrower to provide a proportionate guaranty of the Loan.

       k) DISTRIBUTIONS OF INCOME. The Borrower's debt service requirements ratio (hereinafter defined as net operating income revenue less all expenses, plus depreciation and interest divided by the annual debt service requirement) shall be at least 2.5 before dividends and 1.25 after dividends. Borrower will not pay any dividends or make any other distributions of profits or capital to its owners if such distributions would cause the debt service requirements ratio to be out of compliance with the requirements of this paragraph. Notwithstanding the foregoing, no dividends shall be paid (even if such dividends would otherwise be allowed under the debt service requirements ratio) without 15 days prior written notice to the Lender's. Such notice shall state the amount of dividends or other distributions to be paid and what the Borrower's debt service requirements ratio will be after such payments are made. Further, the Borrower shall not, under any circumstances, pay any dividends or make any other distributions of profits or capital to its owners if the Borrower is in default of this Loan Agreement.

       l) NO CAPITAL EXPENDITURES. Borrower agrees that it shall make no capital expenditures of any kind whatsoever in excess of $15,000 per calendar year without prior written notice to Lender. Additionally, within 30 days after the end of each year of this Loan, the Borrower shall provide the Lender with a detailed list of capital expenditures incurred during the year. The list shall include a detailed description of the capital items acquired (including makes, models, year, serial numbers, etc.), the cost of such items, and the location of such items, whether the purchase of such items was financed and if so the details of the financing and such other information as the Lender may reasonably request. The Borrower will also execute such additional security agreements and financing statements as the Lender require in order to create and perfect alien against such additional capital items.

       m) NO DISPOSITION OF ASSETS. The Borrower shall not sell, assign, dispose of, grant a security interest in or otherwise assign any of the Collateral other than in accordance with the terms and provisions of the Security Agreement.

              8. GOVERNING LAW. The terms and obligations of this agreement shall be governed by the laws of the State of Wyoming, and Borrower hereby


                         ------------------------------
                                 LOAN AGREEMENT
consents to personal jurisdiction in Wyoming in the event of any litigation by Lender under this agreement.

              9. LENDER'S CONSENTS. Whenever the Lender's consent is required for any action by the Borrower, the Lender agrees that it will respond to the Borrower's request with reasonable promptness, and will not unreasonably withhold consent to any reasonable requests of the Borrower.

              10. FINANCIAL INFORMATION. Throughout the life of the Loan, Borrower shall be required to furnish lender with the following financial information on Borrower and the Guarantor:

       a) Annual audited financial statements of Borrower and the Guarantor in a form satisfactory to Lender, showing all items of income expense of the operation such entity's businesses, to be delivered to Lender within 120 days of the close of each operating year of the Borrower and Guarantor;

       b) Quarterly 10Q report for the Guarantor within 40 days of the end of each quarterly period;

       c) Monthly in-house-prepared balance sheets and income statements for Borrower and the Guarantor within 30 days of the end of each calendar month;

       d) A complete copy of the annual tax returns by April 15 of each year for the Borrower and the Guarantor. If an extension is obtained, a copy of the extension shall be provided by April 15 and a complete copy of the tax returns shall be provided at the time of filing with the IRS.

       e) A pro-forma income and expense statement for each upcoming year at least 90 days prior to the fiscal year end.

              11. INSPECTIONS AND AUDITS. Borrower and Guarantor agree that Lender may inspect the Borrower's and Guarantor's business operations and/or audit the books of Borrower, Guarantor, or their successors, at any time as Lender deems necessary during normal business hours.

              12. SEVERABILITY. In case any one or more of the provisions contained in this agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

              13. FURTHER ASSURANCES. Borrower and the Guarantor shall take such further action as may be reasonably requested by Lender to effect the purpose


                         ------------------------------
                                 LOAN AGREEMENT
of this agreement, including, without limitation, the execution and delivery of any other documents as may be necessary to effect the intent of this agreement.

              14. BINDING EFFECT. The promises of the parties in this agreement shall bind the respective heirs, administrators, personal representatives, successors, and assigns.

              15. NOTICES. Any notice to be given under this agreement shall be deemed given when placed in the United States Mail, postage prepaid with return receipt, addressed as follows:

Community First National      Crown Asphalt Products         Crown Energy
Bank                          Company                        Corporation
300 South Wolcott             215 South State Street,        215 South State Street,
Casper, Wyoming 82601         Suite 650                      Suite 650
                              Salt Lake City, Utah 84111     Salt Lake City, Utah 84111


              16. ATTORNEY'S FEES AND OTHER COSTS. In the event of a default or breach of this agreement, or the Note or any of the Collateral Documents by the either party, the defaulting party agrees to pay and be responsible for all reasonable attorney's fees and/or costs of collection or enforcement incurred by the non-defaulting party as a result of such default, including, without limitation, any attorneys fees incurred in the giving of any notice as a result of any such breach or default, and further including, without limitation, any attorneys fees incurred by Lender in taking possession of and foreclosing against the Collateral. The non-defaulting party shall be entitled to recover its attorney's fees and costs whether or not it actually files litigation against the defaulting party.

              17. APPLICATION OF PAYMENTS. All sums paid by Borrower to Lender or collected by Lender for application to the liabilities and obligations of Borrower under this agreement will be first applied to any costs, expenses, and fees, including attorney's fees, which may be owing under the terms of this agreement, and then to any interest or late fees which may be due and owing pursuant to the terms of this agreement, and then to reduce the principal balance owing.

              18. LATE PAYMENTS. It is specifically agreed that late payments accepted by Lender will not operate to change or modify any of the due dates or other payments due from Borrower to Lender. The Borrower shall be entitled to recover such late fees as are provided for in the Note.


                    Remainder of page left intentionally blank

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                                 LOAN AGREEMENT

              19. NO ASSIGNMENT. This agreement is not assignable by Borrower.

      Effective this 12th day of May, 1999.

BORROWER:                                  LENDER:

Crown Asphalt Products Company, a          Community First National Bank, a
Utah corporation                           national banking association

By: /s/  Jay Mealey                        By: /s/ [ILLEGIBLE]
   ----------------------------------         ----------------------------------

Title: President                           Title:   Sr. V.P.
      -------------------------------            -------------------------------

GUARANTOR:

Crown Energy Corporation, a Utah
corporation

By: /s/ Jay Mealey
  -----------------------------------

Title:  President
      -------------------------------





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                                 LOAN AGREEMENT
                                     PAGE 9